UGI  CORPORATION  AND  SUBSIDIARIES
                                                                  Exhibit (11)
                                                                   (Page 1 of 2)
COMPUTATION  OF  EARNINGS  PER  SHARE
(Millions, Except Per Share Amounts)


                                                         Three Months Ended       Nine Months Ended       Twelve Months Ended
                                                               June 30,                 June 30,                 June 30,
                                                           1996        1995        1996        1995          1996        1995
                                                          ------      ------      ------      ------        ------      ------
Primary earnings per share:
Actual average common shares outstanding                    33.1        32.8        33.0        32.6          33.0      32.6
Incremental shares issuable upon
  exercise of stock options outstanding                       -           -          0.1          -            0.1        -
  Total average common and common                         ------      ------      ------      ------        ------      ----
    equivalent shares outstanding                           33.1        32.8        33.1        32.6          33.1      32.6
                                                          ======      ======      ======      ======        ======      ====
Earnings (loss) applicable to common
  and common equivalent shares:

  Earnings (loss) before extraordinary loss
    and change in accounting                              $ (3.7)     $(19.5)    $  52.1       $18.5         $41.5     $15.2
  Extraordinary loss-propane debt restructuring               -        (13.2)         -        (13.2)           -      (13.2)
  Change in accounting for
    postemployment benefits                                   -           -           -         (3.1)           -       (3.1)
                                                          ------      ------     -------       -----        ------     -----
    Net earnings (loss)                                   $ (3.7)     $(32.7)    $  52.1       $ 2.2         $41.5     $(1.1)
                                                          ======      ======     =======       =====        ======     =====

Primary earnings (loss) per common
  and common equivalent share:

  Earnings (loss) before extraordinary loss
    and change in accounting                              $ (.11)      $(.60)     $  1.57       $ .57       $ 1.26     $  .46
  Extraordinary loss-propane debt restructuring               -         (.40)          -         (.41)          -        (.41)
  Change in accounting for
    postemployment benefits                                   -           -            -         (.09)          -        (.09)
                                                          ------      ------      -------      ------       ------     ------
    Net earnings (loss)                                   $ (.11)     $(1.00)     $  1.57       $ .07       $ 1.26     $ (.04)
                                                          ======      ======      =======      ======       ======     ======

UGI  CORPORATION  AND  SUBSIDIARIES
                                                                    Exhibit (11)
                                                                   (Page 2 of 2)
COMPUTATION  OF  EARNINGS  PER  SHARE
(Millions, Except Per Share Amounts)


                                                               Three Months Ended        Nine Months Ended       Twelve Months Ended
                                                                     June 30,                  June 30,                 June 30,
                                                               1996         1995         1996        1995         1996        1995
                                                               ----         ----         ----        ----         ----        ----
Fully diluted earnings per share:
Actual average common shares outstanding                        33.1         32.8         33.0        32.6         33.0        32.6
Incremental shares issuable upon
  exercise of stock options outstanding                            -            -          0.1         0.1          0.1           -
                                                             -------     --------     --------      ------     --------     -------

Total shares for fully diluted computation                      33.1         32.8         33.1        32.7         33.1        32.6
                                                             =======     ========     ========      ======     ========     =======

Earnings (loss) applicable to common stock:

  Earnings (loss) before extraordinary loss
    and change in accounting                                 $  (3.7)    $  (19.5)    $   52.1      $ 18.5     $   41.5     $  15.2
  Extraordinary loss-propane debt restructuring                    -        (13.2)           -       (13.2)           -       (13.2)
  Change in accounting for
    postemployment benefits                                        -            -            -        (3.1)           -        (3.1)
                                                             -------     --------     --------      ------     --------     -------

    Net earnings (loss)                                      $  (3.7)    $  (32.7)    $   52.1      $  2.2     $   41.5     $  (1.1)
                                                             =======     ========     ========      ======     ========     =======


Fully diluted earnings (loss) per common share:

  Earnings (loss) before extraordinary loss
    and change in accounting                                 $(.11)      $ (.60)      $   1.57      $.56       $  1.26      $ .46
  Extraordinary loss-propane debt restructuring                  -         (.40)             -      (.40)            -       (.41)
  Change in accounting for
    postemployment benefits                                      -            -              -      (.09)            -       (.09)
                                                             -------     --------     --------      ------     --------     -------

    Net earnings (loss)                                      $(.11)      $(1.00)      $  1.57       $.07       $  1.26      $(.04)
                                                             =======     ========     ========      ======     ========     =======